Exhibit 5.6

[Taylor, Porter, Brooks & Phillips, L.L.P. Letterhead]

Effective Date:

February 28, 2017

LifePoint Health, Inc.

330 Seven Springs Way

Brentwood, TN 37027

Re:  LifePoint Health, Inc. Form S-4 Registration Statement.

Ladies and Gentlemen:

We have been retained as special local counsel for Louisiana law and have been requested to provide an opinion of counsel under Louisiana law with reference to the following Louisiana corporations (1) PHC-Lakewood, Inc., (2) PHC-Louisiana, Inc., (3) PHC-Minden G.P., Inc., (4) PHC-Morgan Lake, Inc. (“Louisiana Corporate Subsidiaries”), and the following Louisiana partnerships:  (1) PHC-Minden, L.P., and (2) PHC-Morgan City, L.P. and (“Louisiana Partnership Subsidiaries”), collectively all six entities, the “Louisiana Subsidiaries”, in connection with the Louisiana Subsidiaries guarantees (the “Debt Guarantees”) of the exchange debt securities (the “Debt Securities”) to be issued by LifePoint Health, Inc. (“LifePoint”), pursuant to an Indenture dated as of May 26, 2016 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee being filed on February 28, 2017 with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s registration statement on Form S-4 (the “Registration Statement”).

In rendering this opinion, we have examined the following documents:

(1)                     Copies of the Articles of Incorporation of each of the Louisiana Corporate Subsidiaries;

(2)                     Copies of the Bylaws of each of the Louisiana Corporate Subsidiaries;

(3)                     Copies of the Agreements of Limited Partnership of each of the Louisiana Partnership Subsidiaries;

(4)                     Secretary’s Certificate dated February 28, 2017

a)                   for each of the Louisiana Corporate Subsidiaries to which is attached the following:

Action by Unanimous Written Consent in Lieu of a Meeting of the Board of Directors of the Louisiana Corporate Subsidiaries; dated as of May 10, 2016 (the “Corporate Resolutions”); and

b)                   for each of the Louisiana Partnership Subsidiaries to  which is attached the following:

Action by Unanimous Written Consent in Lieu of a Meeting of various partnerships including all of the Partners of each of the Louisiana Partnership Subsidiaries, dated May 10, 2016 (the “Partnership Resolutions” and together with the Corporate Resolutions, the “Resolutions”).

(5)                     Certificates from the Louisiana Secretary of State dated February 22, 2017 reflecting that each of the Louisiana Corporate Subsidiaries is duly incorporated and is in good standing in the State of Louisiana and that each of the Louisiana Partnership Subsidiaries is duly organized and active in the State of Louisiana.

The documents listed in clauses (1) through (4) above are referred to herein as the “Organizational Documents.”

We are of the opinion that:

(A)                               Each of the Louisiana Corporate Subsidiaries has been duly incorporated under the Louisiana Business Corporation Law and is in good standing.

(B)                               Each of the Louisiana Partnership Subsidiaries has been duly formed under Louisiana Law and is duly registered with the Louisiana Secretary of State’s Central Registry for Contracts of Partnership and the status of each is active.

(C)                               Each of the Louisiana Subsidiaries has the corporate power and authority and/or partnership power and authority, as appropriate, to guarantee the Debt Securities pursuant to the terms of the Indenture and perform, execute and deliver its obligations under the Indenture and the Debt Guarantees.

(D)                               Each of the Louisiana Subsidiaries has taken all necessary corporate and/or partnership action (as the case may be), to duly authorize the execution, delivery and performance of the Indenture and the Debt Guarantees.

These opinions are rendered subject to the following qualifications, assumptions, exceptions, and limitations:

In rendering the opinions set forth herein, we have relied upon certificates of public officials and upon certificates of officers and other representatives of LifePoint and of the Louisiana Subsidiaries, including the Resolutions, and such other documents, records and information as we have deemed necessary or appropriate, including the Louisiana Secretary of State’s Certificates dated February 22, 2017 for each of the Louisiana Subsidiaries.  We have assumed that all signatures are genuine; that all documents submitted to us as originals are authentic; that all documents submitted to us as copies conform to the originals; that the Indenture has been duly executed and delivered by all parties thereto, other than the Louisiana

Subsidiaries, and that the facts stated in all such documents are true and correct.  In rendering this opinion, with your permission, we have not made any independent investigation as to the accuracy or completeness of any facts or representations, warranties, data or other information, whether written or oral, that may have been made by or on behalf of the parties, except as may otherwise be specifically set forth herein, if any.  We are also assuming the Indenture, the Debt Guarantees, and the Registration Statement have been duly executed and delivered by each of the Louisiana Subsidiaries.

We have limited our opinion to matters of the laws of the State of Louisiana, however, even as to Louisiana law, we express no opinion with respect to (1) any state or local taxes or tax statutes, (2) any securities laws, (3) any health care laws or (4) any environmental laws, nor do we render any opinion as to any federal laws, to which the Louisiana Subsidiaries may be subject.

Our opinions are subject to the following additional assumptions, limitations, qualification, and exceptions:

A.                                    All opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally; and (ii) the discretionary powers of the courts to make available remedies of specific performance, injunctive relief or other equitable remedies.

B.                                    We have assumed that you and all other parties to the Indenture, excluding the Louisiana Subsidiaries, are duly organized and authorized to enter into the various transactions and to execute and deliver the Indenture and all of the various documents to which each is a party, and that those documents have been duly executed and delivered, and are legally binding on such parties.

C.                                    We have assumed the legal capacity of all natural persons who have signed and/or will sign the various documents, whether in their individual and/or representative capacities.

D.                                    We have assumed that each of the Louisiana Subsidiaries is a wholly owned subsidiary of LifePoint and that entering into the Indenture and the guaranty of the obligations serves a legitimate business purpose of each of the Louisiana Subsidiaries and each has received value for entering into said transactions.

E.                                     We have assumed there are no other agreements or understandings among the parties to any of the Indenture, or related documents, written or oral, and there is no usage of trade or course of conduct among the parties that would in any case, define, supplement, expand or limit or qualify the terms of the Indenture.

F.                                      Specific performance of the provisions of any agreement is an equitable remedy which may or may not be ordered by a court in its discretion.  No opinion is rendered as to the effectiveness of any provisions which authorize or purport to authorize the extra judicial enforcement of any rights or obligations or the waiver of any rights.  We point out that generally extra judicial enforcement is not allowed under Louisiana law.

G.                                    Our opinion also assumes that all parties will enforce their rights under the Indenture, and other documents, in good faith and in conformity to law and in a commercially reasonable manner.

H.                                   While Louisiana law does not purport to govern the Indenture, or the Debt Guarantees, to the extent Louisiana law applies, the ability to collect any attorney fees as to enforcement of the Indenture or the Debt Guarantees against the Louisiana Subsidiaries is limited by the Louisiana Rules of Professional Conduct and other principles of Louisiana law.

I.                                        These opinions are rendered as of the date hereof and we have no duty to advise you of any changes in law or judicial decisions which may affect or limit the opinions set forth above.  The opinions set forth herein are opinions based upon our professional judgment and are not, and shall not be construed, as a warranty or guaranty.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm White & Case LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

This opinion is specifically limited to the presently effective laws of the State of Louisiana.  No opinions are or may be inferred, and we do not, render any opinion as to any matter, except as specifically, and expressly set forth herein.

Very truly yours,

/s/ Taylor, Porter, Brooks & Phillips, L.L.P.